Exhibit 10.6

AMENDMENT NO. 2

TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 2 (this “Amendment”) to Amended and Restated Advisory Agreement dated as of May 1, 2018, as amended (the “Advisory Agreement”), is effective as of                     , 2019, by and among Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), SSSHT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and SSSHT Advisor, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership, and the Advisor are parties to the Advisory Agreement.

WHEREAS, the Company has been offering (the “Offering”) shares of Class A, Class T, and Class W common stock pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (SEC File No. 333-220646).

WHEREAS, the Company desires to cease selling shares of Class A, Class T, and Class W common stock in the primary portion of the Offering and begin offering shares of Class Y and Class Z common stock pursuant to the Offering.

WHEREAS, concurrently with the execution of this Amendment, the parties are also entering into an Advisor Funding Agreement pursuant to which the Advisor is agreeing to fund the payment of all upfront sales commissions, dealer manager fees, and organization and offering expenses in connection with the sales of shares of Class Y and Class Z common stock in the Offering.

WHEREAS, the Company, the Operating Partnership, and the Advisor have determined that it is advisable to enter into this Amendment to provide for the payment of a new contingent acquisition fee and to clarify provisions related to certain expenses incurred by the Company and Advisor and reimbursements from the Advisor.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, agree as follows:

1.	The term “Capped O&O Expenses” defined in Article I of the Advisory Agreement is hereby deleted in its entirety.

2.	The following are added as defined terms in Article I of the Advisory Agreement, each in its respective alphabetical order:

“Competitive Real Estate Commission” means a real estate or brokerage commission paid (or, if no commission is paid, the amount that customarily would be paid) for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

“Contingent Acquisition Fee” shall have the meaning set forth in Section 9.1.

“Contract Sales Price” means the total consideration provided for in the sales contract for the Sale of a Property.

“Disposition Fee” means the fee paid to the Advisor in connection with the Sale of a property as described in Section 9.5 of this Advisory Agreement.

“Extraordinary Transaction” means, whether in one or a series of transactions, the transfer or other disposition, directly or indirectly, of all or substantially all of the business or securities of the Company, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout or otherwise, or any other extraordinary corporate transaction involving the Company, excluding a Sale.

“Invested Capital” means the amount calculated by multiplying the total number of shares of Common Stock purchased by Stockholders by (a) the offering price for the Stock paid by such Stockholders in an Offering or (b) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Distributions attributable to net sale proceeds from the sale of assets by the Operating Partnership, any stockholder servicing fee attributable to shares of the Class T and Class Y Common Stock, any dealer manager servicing fee attributable to shares of the Class W and Class Z Common Stock, and any amounts paid by the Company to repurchase shares of Stock pursuant to a plan for repurchase of the Company’s Stock.

“Listing” means the approval of the Common Stock, issued by the Company pursuant to an effective registration statement, on any National Securities Exchange. Upon Listing, the Common Stock shall be deemed “Listed.”

“Market Value” shall have the meaning set forth in Section 9.1.

“National Securities Exchange” means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.

“Sale” or “Sales” means any transaction or series of transactions whereby: (a) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; (e) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership; or (f) all or substantially all of the business or securities of the Company are transferred or otherwise disposed of, directly or indirectly, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout or otherwise, or any other extraordinary corporate transaction involving the Company.

“Stockholders’ 6% Return” means, as of any date, an aggregate amount equal to a 6% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders’ 6% Return, any non-taxable stock dividend shall not be included as a Distribution; and provided further that for purposes of determining the Stockholders’ 6% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the Stock issued in connection with such capital.

“Stockholders’ 13% Return” means, as of any date, an aggregate amount equal to a 13% cumulative, non-compounded, annual return on Invested Capital; provided, however, that for purposes of calculating the Stockholders’ 13% Return, any non-taxable stock dividend shall not be included as a Distribution; and provided further that for purposes of determining the Stockholders’ 13% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the Stock issued in connection with such capital.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Transaction Amount” means the aggregate value of all of the issued and outstanding Common Stock using a per share value equal to the per share value paid to the Stockholders in an Extraordinary Transaction.

3.	Section 9.1 of the Advisory Agreement is hereby deleted and replaced with the following:

9.1 Contingent Acquisition Fee.

(a)    After the Stockholders have received or are deemed to have received Distributions, including with respect to a Listing or an Extraordinary Transaction as described in Subsections (c) and (d) below, in an aggregate amount equal to the sum of (i) the Stockholders’ 6% Return and (ii) Invested Capital, the Company shall pay the Advisor a contingent acquisition fee (the “Contingent Acquisition Fee”) as follows. The Contingent Acquisition Fee will be equal to 1.0% of the Contract Purchase Price of each Property at the time and in respect of funds expended for the acquisition, origination, development, construction, or improvement of a Property occurring on or after the date of this Amendment, inclusive of the Acquisition Expenses associated with such Property and the amount of any debt associated with, or used to fund the investment in, such Property, plus significant (as determined in the sole discretion of the Advisor) capital expenditures related to the development, construction, or improvement of such Property. The purchase price allocable for a Property held through a Joint Venture shall equal the product of (a) the Contract Purchase Price of the Property and (b) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 9.1(a), “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such interests.

(b)    After the Stockholders have received or are deemed to have received Distributions, including with respect to a Listing or an Extraordinary Transaction as described in Subsections (c) and (d) below, in an aggregate amount equal to the sum of (i) the Stockholders’ 13% Return and (ii) Invested Capital, the Company shall pay the Advisor a Contingent Acquisition Fee as follows. The Contingent Acquisition Fee will be equal to an additional 2.0% of the Contract Purchase Price of each Property at the time and in respect of funds expended for the acquisition, origination, development, construction, or improvement of a Property occurring on or after the date of this Amendment, inclusive of the Acquisition Expenses associated with such Property and the amount of any debt associated with, or used to fund the investment in, such Property, plus significant (as determined in the sole discretion of the Advisor) capital expenditures related to the development, construction, or improvement of such Property. The purchase price allocable for a Property held through a Joint Venture shall equal the product of (a) the Contract Purchase Price of the Property and (b) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 9.1(b), “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such interests.

(c)    In the event of a Listing, Stockholders will be deemed to have received Distributions sufficient to provide the required return if (i) the market value of the outstanding shares of Common Stock of the Company, measured by taking the average closing price or the average of the bid and asked price, as the case may be, during a period of 30 trading days commencing after the first day of the 6th month, but no later than the last day of the 18th month following Listing, the commencement date of which shall be chosen by the Advisor in its sole discretion (the “Market Value”), plus the total of all Distributions paid to Stockholders from the Company’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 6% Return or the Stockholders’ 13% Return, as applicable, from inception through the date Market Value is determined.

(d)    In the event of an Extraordinary Transaction, Stockholders will be deemed to have received Distributions sufficient to provide the required return if (i) the Transaction Amount, plus the total of all Distributions paid to Stockholders from the Company’s inception until the date of the closing of the Extraordinary Transaction, plus all Distributions declared prior to the Extraordinary Transaction but to be paid after the Extraordinary Transaction, exceeds (ii) the sum of (A) Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 6% Return or the Stockholders 13% Return, as applicable, from inception through the date of the closing of the Extraordinary Transaction.

(e)    Contingent Acquisition Fees are payable upon satisfying each return threshold with respect to assets in the portfolio at the time the return threshold is satisfied and at the closing of acquisitions following satisfaction of the return threshold. For the avoidance of doubt, in the event of an Extraordinary Transaction, the Contingent Acquisition fee will be payable immediately prior to the closing of the Extraordinary Transaction if the return threshold would be satisfied upon closing of the Extraordinary Transaction.

(f)    Upon the termination or non-renewal of this Agreement by the Company prior to [                    ], 20[    ] for any reason other than the Advisor’s fraud, willful misconduct, or gross negligence, as determined by a final, non-appealable judgement of a court of competent jurisdiction, the Company shall pay the Advisor any Contingent Acquisition Fee that would otherwise be payable to the Advisor as of the termination date, regardless of whether the Stockholders have been paid the Stockholders’ 6% Return, the Stockholders’ 13% Return, or Invested Capital, as follows. The Contingent Acquisition Fee will be equal to 3.0% of the Contract Purchase Price of each Property at the time and in respect of funds expended for the acquisition, origination, development, construction, or improvement of a Property, inclusive of the Acquisition Expenses associated with such Property and the amount of any debt associated with, or used to fund the investment in, such Property, plus significant (as determined in the sole discretion of the Advisor) capital expenditures related to the development, construction, or improvement of such Property. The purchase price allocable for a Property held through a Joint Venture shall equal the product of (a) the Contract Purchase Price of the Property and (b) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 9.1(f), “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such interests. Any amounts payable pursuant to this Subsection (f) will be reduced by any amounts previously paid to the Advisor under Subsections (a) and (b).

4.	Section 10.1(a) of the Advisory Agreement is hereby deleted and replaced with the following:

(a)    subject to Section 10.4, reimbursements for Organizational and Offering Expenses in connection with an Offering; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent Organizational and Offering Expenses borne by the Company (including Sales Commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees, and non-accountable due diligence expense allowance) exceed 15% of the Gross Proceeds raised in a completed Offering;

5.	A new Section 9.5 is hereby added to the Advisory Agreement, as follows:

9.5    Disposition Fees. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee in an amount equal to the lesser of: (a) 1% of the Contract Sales Price or (b) 50% of the Competitive Real Estate Commission. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company or the Operating Partnership for each Property shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price of each Property or (ii) the Competitive Real Estate Commission for each Property. The Company or the Operating Partnership shall pay the Disposition Fee for a property at the time the property is sold.

6.	Section 10.1(n) of the Advisory Agreement is hereby deleted and replaced with the following:

(n)    administrative service expenses, including all direct and indirect costs and expenses incurred by Advisor in fulfilling its duties hereunder and including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives the Contingent Acquisition Fee or Disposition Fee. Such direct and indirect costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor or its Affiliates, including the named executive officers of the Company, who are directly engaged in the operation, management, administration, investor relations and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided by Advisor pursuant to this Advisory Agreement;

7.

Except as otherwise expressly provided herein, the terms, conditions, and provisions of the Advisory Agreement shall remain unaltered and in full force and effect, and are ratified and confirmed by this reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.

8.	This Amendment shall be construed and interpreted in accordance with the laws of the State of California.

9.	This Amendment may be executed in counterparts, including by electronic means or facsimile, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Amended and Restated Advisory Agreement to be effective for all purposes as of the date first above written.

COMPANY:

Strategic Student & Senior Housing Trust, Inc., a Maryland corporation

By:
H. Michael Schwartz, Chief Executive Officer

OPERATING PARTNERSHIP:

SSSHT Operating Partnership, L.P., a Delaware limited partnership

By:	Strategic Student & Senior Housing Trust, Inc.,
a Maryland corporation and its General Partner

By:
H. Michael Schwartz
Chief Executive Officer

ADVISOR:

SSSHT Advisor, LLC, a Delaware limited liability company

By:
H. Michael Schwartz, Chief Executive Officer

[Signature Page to Amendment No. 2 to SSSHT A&R Advisory Agreement]